EXHIBIT 32.1

                  CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
               PURSUANT TO 18 U.S.C. 1350, as adopted pursuant to
                 Section 906 of the Sarbanes-Oxley Act of 2002.


Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, the undersigned Chief Executive Officer of Securac Corp. (the "Company"), hereby certifies to such officers' knowledge, that the Company's Annual Report on Form 10-KSB for the period ending December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Date:    April 15, 2005                 /s/ Terry W. Allen
                                        ---------------------------------------
                                        Terry W. Allen, Chief Executive Officer
                                        (Principal Executive Officer)